SCHEDULE A TO INVESTMENT ADVISORY AGREEMENT

Each portfolio of Ohio National Fund, Inc. shall pay fees to Ohio National Investments, Inc. computed at the following rates as provided in Paragraph 7 of the Agreement:

ON Equity Portfolio 0.64% of first $500 million 0.62% over $500 million

ON Janus Henderson Venture Portfolio 0.80% of first $150 million 0.75% of next $150 million 0.70% of next $300 million 0.65% over $600 million

ON Janus Henderson Enterprise Portfolio 0.85% of first $100 million 0.80% of next $100 million 0.75% of next $300 million 0.70% over $500 million

ON Capital Appreciation Portfolio 0.80% of first $100 million 0.75% of next $300 million 0.65% of next $600 million 0.60% over $1 billion

ON Janus Henderson Forty Portfolio 0.80% of first $100 million 0.75% of next $400 million 0.70% over $500 million

ON S&P 500® Index Portfolio 0.40% of first $100 million 0.35% of next $150 million 0.33% over $250 million

ON BlackRock Advantage Large Cap Core Portfolio 0.64% of first $500 million 0.62% over $500 million

ON Bond Portfolio 0.60% of first $100 million 0.50% of next $150 million 0.45% of next $250 million 0.40% of next $500 million 0.30% of next $1 billion 0.25% over $2 billion

ON BlackRock Balanced Allocation Portfolio 0.58% of first $100 million 0.50% of next $150 million 0.45% of next $250 million 0.40% of next $500 million 0.30% of next $1 billion 0.25% over $2 billion

ON International Equity Portfolio 0.85% of first $100 million 0.80% of next $100 million 0.70% of next $800 million 0.67% over $1 billion

ON ClearBridge Small Cap Portfolio 0.85% of first $200 million 0.80% of next $300 million 0.75% over $500 million

ON Federated Strategic Value Dividend Portfolio 0.75% of first $100 million 0.70% of next $400 million 0.65% over $500 million

ON Foreign Portfolio 0.85% of first $100 million 0.80% of next $100 million 0.70% of next $800 million 0.67% over $1 billion

ON Federated High Income Bond Portfolio 0.75% of first $75 million 0.70% of next $75 million 0.65% of next $75 million 0.60% over $225 million

ON Nasdaq-100® Index Portfolio 0.40% of first $100 million 0.35% of next $150 million 0.33% over $250 million

ON ICON Balanced Portfolio 0.65% of first $200 million 0.60% of next $300 million 0.55% over $500 million

ON BlackRock Advantage Small Cap Growth Portfolio 0.78% of first $100 million 0.75% of next $400 million 0.70% over $500 million

ON S&P MidCap 400® Index Portfolio 0.40% of first $100 million 0.35% of next $150 million 0.33% over $250 million

ON BlackRock Advantage Large Cap Growth Portfolio 0.66% of first $500 million 0.64% over $500 million

Schedule A (Continued)

ON Risk Managed Balanced Portfolio

0.90% of first $500 million

0.75% over $500 million

ON Conservative Model Portfolio

ON Moderately Conservative Model Portfolio

ON Balanced Model Portfolio

ON Moderate Growth Model Portfolio

ON Growth Model Portfolio

0.40% of the average daily net assets

Agreed and accepted as of May 1, 2019.

OHIO NATIONAL FUND, INC.	OHIO NATIONAL INVESTMENTS, INC.

/s/ Michael DeWeirdt	/s/ Gary Rodmaker
Michael DeWeirdt, President	Gary Rodmaker, President

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